Exhibit 10.3

GENERAL CONTRACTING AND INDEPENDENT

CONTRACTOR AGREEMENT

This General Contracting and Contractor Agreement (“Agreement”) is made and entered into by and between Randall Smith DBA CFO Innovations (“Contractor”) and Satellite Security Systems, Inc. (the Company). Company and the Contractor are referred to collectively as “Parties.”

I.

Effective Date

This Agreement will become effective on August 7, 2005, and will continue in effect thereafter, unless terminated in accordance with the provisions of section IV of this Agreement.

II.

Services

Independent Contractor shall provide to the Company the following services:

General Accounting and Financial Consulting

Company and Independent Contractor agree that this Agreement governs the relationship between the Parties for any and all services that Contractor provides to Company.

Contractor shall perform the services required by this Agreement at any place or location and at such times as Contractor shall determine.

III.

Confidentiality; Trade Secrets

A. Definitions

“Confidential Information” is any information or material concerning Company’s affairs, whether business, technical, or otherwise, which is not known to the public at large. It includes, but is not limited to, information, and materials developed, collected, or used by Company, and information disclosed by clients and third parties with whom the Company has

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or may have a business relationship. Confidential information may relate to the past, present, or future, and may concern, but is not limited to, business strategies, financial data, business plans, technology, contract provisions, client lists, the existence and contents of agreements, marketing plans, and/or personnel data. It may be contained within paper records, computer printouts, disks, or other forms of documentation or media. However, it need not necessarily be reduced to a tangible form.

“Trade Secret” is the whole or any part or phrase of any client list or related client information, financial data, philosophy and technologies, improvement, or invention, which (I) is known to Company, (ii) Company considers confidential, and (iii) gives one who uses it an advantage over competitors who do not know of or use it. In addition to information belonging to Company, information furnished to Company by third parties can be a Trade Secret.

B. Non-Disclosure of Confidential Information and Trade Secrets by Contractor

Contractor acknowledges that Confidential Information and Trade Secrets are a valuable and unique asset of Company. Contractor understands that Confidential Information and Trade Secrets will only be made known to Contractor in confidence in connection with the performance of the services contemplated by this Agreement. Contractor agrees that disclosure or use of Confidential Information and Trade Secrets by Contractor other than for the sole benefit of Company is wrongful and would cause irreparable harm to Company. If Contractor is in doubt as to whether any particular information is Confidential Information or a Trade Secret, Contractor will treat such information as Confidential Information or a Trade Secret, and seek guidance from Company.

Both during and after Contractor’s engagement with Company, Contractor agrees not to disclose to anyone outside of Company or use in other than Company business, or permit any person to examine or make copies of any documents that contain or are derived from, any Confidential Information or Trade Secret as defined below, without Company’s prior written permission.

Contractor agrees that Contractor will not disclose or use Confidential Information for any purpose other than in the performance the services contemplated under this Agreement. This obligation extends during the entire term of this Agreement, and forever after the date of termination of the Agreement.

Contractor agrees that Contractor will use all reasonable measures to prevent the unauthorized use of Confidential Information by others. These measures include strict compliance with all procedures developed by Company to protect such information.

C. Contractor’s Duty to Third Parties

Contractor will not disclose to the Company, or utilize with respect to performance of Contractor’s duties as a Contractor for the Company, any information or materials that are

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protected by confidentiality agreements or arrangements that Contractor has with third parties. Contractor represents and warrants that all information, documents, business strategies, financial data, business plans, technology, contract provisions, and marketing plans that Contractor either shares with Company or uses in furtherance of the assignments for Company are not protected by confidentiality agreements Contractor has with third parties.

D. Non Disclosure of Confidential Information by Company

If Contractor wishes Company to keep any proprietary documents or information belonging to Contractor confidential, of which Company did not have or know of prior to its relationship with Contractor, Company shall agree to do so, upon the written request of Contractor at the time of the sharing of such documents or information with Company.

E. Assistance by Contractor in Compliance

Contractor agrees to comply, and do all things necessary to permit Company to comply, with the laws and regulations of all governments under which the Company does business, and with the provisions of contracts between the Company and any such government or its contractors, or between the Company and any private contractors, that relate to intellectual property or to the safeguarding of information, including the signing of any separate confidentiality agreements required in connection with the performance of Contractor’s assignments for Company.

F. Termination of Relationship and Return of Confidential Information

If the relationship terminates or expires in accordance with Paragraph IV, or upon the written demand of Company, Contractor agrees to promptly return to Company all originals and copies manuals, disks, documents, papers, and other materials in Contractor’s possession or control that may contain, or be derived from, Confidential Information or Trade Secrets, together with all documents, notes, or other work products connected to, or derived from, Contractor’s status, regardless of the medium in which they are contained. Likewise, if the relationship terminates or expires in accordance with Paragraph IV, or upon the written demand of Contractor, Company agrees to return any manuals, disks, documents, papers, and other materials that Company had previously deemed as confidential as set forth above.

IV.

Termination

This Agreement may be terminated at any time, with or without cause, by either Party, upon thirty (30) days written notice to the other. In the event of such termination, Company shall only be liable to Contractor for payment of contracted services billed through the date of termination in accordance with the terms and conditions contained in this Agreement.

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Termination of the Agreement has the effect of ending Contractor’s obligation to perform services for Company, and Company’s obligation to pay Contractor for services rendered after the expiration or termination date, but does not affect the Parties’ other agreements set forth herein.

V.

Fees and Payment for Services Rendered

For providing the contracting services as defined herein, the Company shall:

1.	Compensate the Contractor at the rate of $75 per hour.

2.	Reimburse the Contractor for any out-of-pocket disbursements for reasonable and necessary expenses incurred by the Contractor in the performance of contracted services including, but not limited to, mileage, parking, telephone, meals, and entertainment.

Contractor invoices will be sent to Company weekly, and are due and payable by Company fifteen days from invoice date.

If Contractor is not being paid in a timely enough matter, Contractor retains the right to terminate this Agreement and cease providing services, upon written notice to Company, as set forth in section IV.

VI.

Relationship of the Parties

Contractor (and any and all employees and agents of Contractor) is a Contractor. Contractor will not act as an agent nor shall he be deemed an employee of Company for the purposes of any employee benefit program, income tax withholding, FICA taxes, unemployment benefits, or otherwise.

As Contractor is not Company’s employee, Contractor is responsible for paying any and all required taxes imposed by any country, province, territory, state, or municipality. In particular:

– Company will not withhold U.S. FICA (Social Security) from Contractor’s payments;

– Company will not make national, state or federal unemployment insurance contributions on Contractor’s behalf;

– Company will not withhold national, state or federal income tax from payment to Contractor;

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– Company will not make disability insurance contributions on behalf of Contractor; and

– Company will not obtain workers’ compensation insurance on behalf of Contractor.

VII.

Assignment of Responsibilities

Contractor may utilize any employees of Contractor to perform the services required of Contractor by this Agreement, unless the Parties agree in writing to limit the employees who will work on a specific assignment or task requested of Company. Company in turn agrees not control, direct, or supervise Contractor’s employees in the performance of these services.

VIII.

Arbitration

Any controversy or claim arising out of or relating to this contract, or the breach thereof shall be settled by arbitration in San Diego, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction.

By agreeing to submit the dispute to binding arbitration, and by signing this Agreement, both Parties are waiving their rights to a trial by jury, and any rights to appellate relief. If the Parties have any questions regarding the waiver of these rights, they are urged to consult with an attorney of their choice prior to signing this Agreement.

.

Miscellaneous Provisions

A. Notices

Any notices to be given hereunder by either Party to the other may be affected by mail, registered or certified, with return receipt requested, or by. Mailed notices shall be addressed to the Parties at the addresses set forth below. Each Party may change the address by written notice by mail or email.

Company’s contact person and address:

John Phillips, CEO

Satellite Security Systems, Inc

839 University Avenue

San Diego CA 92103.

Contractor’s contact person and address:

Randall A. Smith

813 Portsmouth Ct

San Diego, CA 92109

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B. Entire Agreement of the Parties

This agreement supersedes any and all agreement, either oral or written, between the Parties hereto with respect to the rendering of services by Contractor for Company and contains all the covenants and agreements between the Parties with respect to the rendering of such services in any manner whatsoever. Each Party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the Party to be charged.

C. Partial Invalidity

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

D. Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of California, USA.

E. Entire Agreement; Amendments or Additions:

This Agreement is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Agreement may be amended and/or modified only by a written agreement executed by all Parties to this Agreement.

F. Facsimile Signatures: A signed copy of this Agreement transmitted by facsimile machine will have the same force and effect as an original signature.

“Company”		“Contractor”

By:	/s/ John Phillips	By:	/s/ Randall A. Smith
	John Phillips		Randall A. Smith DBA CFO Innovations

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